Paritz & Company, P.A.

JOBSINSITE, INC.

(A Development Stage Company)

UNAUDITED FINANCIAL STATEMENTS

WITH

ACCOUNTANTS’ REVIEW REPORT

NINE MONTHS ENDED SEPTEMBER 30, 2006

ACCOUNTANTS’ REVIEW REPORT

Board of Directors

Jobsinsite, Inc.

(A Development Stage Company)

New York, New York

We have reviewed the accompanying balance sheet of Jobsinsite, Inc. (A Development Stage Company) as of September 30, 2006, the related statements of operations for the nine months ended September 30, 2006 and 2005 and for the three months ended September 30, 2006 and  September 2005, and the statements of cash flows for the nine months ended September 30, 2006 and the nine months ended September 30, 2005  in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.    All information included in these financial statements is the representation of the management of Jobsinsite, Inc. (A Development Stage Company).

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

Hackensack, New Jersey

November 1, 2006

JOBSINSITE, INC.

(A Development Stage Company)

BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$ 7,595	$ 915
Accounts Receivable	3,038	269
TOTAL CURRENT ASSETS	10,633	1,184

TOTAL ASSETS	$ 10,633	$ 1,184

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable and Other Accrued Liabilities	$ 4,500	$ 47
TOTAL CURRENT LIABILITIES	4,500	47
STOCKHOLDERS' EQUITY
Common stock, par value $.001, 50,000,000 shares	8,289	8,110
authorized 2,219,000 shares issued and outstanding
Additional paid-in capital	17,721	-
Accumulated deficit	(19,877)	(6,973)
TOTAL STOCKHOLDERS’ EQUITY	6,133	1,137

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 10,633	$ 1,184

See notes to financial statements

JOBSINSITE, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30 ,		Three Months Ended September 30 ,
	2006	2005	2006	2005
REVENUE	$ 200	$3,227	$0	$ 200

COSTS AND EXPENSES:
Research and development	2,168	566	1,649	120
General and administrative	4,346	5,109	3,874	182
TOTAL COSTS AND EXPENSES	6,615	5,675	5,524	302

NET LOSS	$ (6,314)	$(2,448)	$(5,524)	$(102)

BASIC AND DILUTED LOSS PER SHARE	(0.002)	(0.0012)	(.0026)	(0.00005)

WEIGHTED NUMBER OF SHARES OUTSTANDING	2,119,556	2,017,778	2,119,556	2,017,778

See notes to financial statements

JOBSINSITE, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005

OPERATING ACTIVITIES:
Net loss	$(6,314)	$1,342
Changes in operating assets and liabilities:
Accounts receivable	(2,769)	0
Accounts payable, other accrued liabilities
and accrued compensation and related expenses	4,453	75
NET CASH USED IN OPERATING ACTIVITIES	(4,630)	1,417

FINANCING ACTIVITIES:
Issuance of common stock	11,310
NET CASH PROVIDED BY FINANCING ACTIVITIES	11,310

INCREASE IN CASH	6,680	1,417

CASH - BEGINNING OF PERIOD	915	4,910

CASH - END OF PERIOD	$ 7,595	6,327

See notes to financial statements

JOBSINSITE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2006

(Unaudited)

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business description

Jobsinsite, Inc. (the “Company”) was incorporated in July 2004 under the laws of the State of New York and is a developer and marketer of resume and employment assistance software and training programs.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates.

Cash

The Company maintains cash balances at various financial institutions.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.  The Company's accounts at these institutions may, at times, exceed the Federally insured limits.  The Company has not experienced any losses in such accounts.

Property and equipment and depreciation policy

Property and equipment are recorded at cost.  Depreciation and amortization are provided for in amounts sufficient to amortize the costs of the related assets over their estimated useful lives on the straight-line method for financial reporting purposes, whereas accelerated methods are used for income tax purposes.

Maintenance, repairs and minor renewals are charged to expense when incurred.  Replacements and major renewals are capitalized.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Research and development costs

The Company is currently in the development stage of its product and, therefore, research and development costs are charged to the statement of operations as incurred.